CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Beacon Properties Corporation on Form S-3 (File Nos. 33-96736, 333-05707, 333-21787, 333-21769 and 333-25901) and Form S-8 (File Nos. 33-88606 and
333-19603) of our audit report dated May 29, 1997 on our audit of the statement of excess of revenues over specific operating expenses of 225 Franklin Street in Boston, Massachusetts for the year ended December 31, 1996, which report is included in this Form 8-K/A.




                                      /s/ COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 11, 1997